Exhibit 99.1

LifeMap Sciences, a Subsidiary of BioTime, Announces Partnership with Appistry

Agreement will integrate critical sources of genetic and disease information into Appistry’s next-generation sequencing (“NGS”) reports for clinicians

ALAMEDA, Calif.--(BUSINESS WIRE)--April 23, 2013--LifeMap Sciences, Inc., a subsidiary of BioTime, Inc. (NYSE MKT:BTX), announced today a collaborative partnership and value-added reseller agreement with Appistry, Inc., which provides big-data computing that supports life-science and medical analytics at hospitals and medical research centers and organizations. The intent of the partnership is to integrate LifeMap’s GeneCards® and MalaCards databases of human genes and diseases into the DNA and RNA sequence analysis outputs and reports produced by Appistry’s leading-edge Ayrris™ computing environment. Appistry will market reports that include the GeneCards® and MalaCards data to clinicians and researchers under a revenue share arrangement with LifeMap, based on sales of such reports.

Current U.S. annual spending on genetic testing and molecular diagnostics according to a UnitedHealthcare 2012 report (http://www.unitedhealthgroup.com/~/media/UHG/PDF/2012/UNH-Working-Paper-7.ashx ) is at least $3-$4 billion annually. Today’s healthcare eco-system is increasingly dependent on genetic testing and molecular diagnostics, particularly as the advent of next-generation sequencing (NGS) technologies have enabled a substantial reduction in the costs associated with gene sequencing, enabling rapid sequencing of the DNA of individual patients. Labs and hospitals cite analysis of NGS data as a primary bottleneck to leveraging genetic information to better diagnose disease, assess treatment options, and develop the targeted therapies that will enable personalized medicine, an expanding field in which medical decisions, practices, and therapeutic products are being tailored to the individual patient based on their own genes.

Appistry’s Ayrris™ computing environment supports the rapid assembly of complex, data-intensive analytics that run a customer’s choice of open-source, commercial, and proprietary tools at scale without requiring specialized expertise in high-performance computing or a complex software development effort. Under the partnership, Appistry will deliver access to data from LifeMap’s GeneCards® and MalaCards databases within the pipeline results and personalized medicine reports provided by its Ayrris™ life science solutions and services. GeneCards®, the human gene compendium, provides concise genomic information on all known and predicted human genes, including gene-disease associations, variants and single nucleotide polymorphisms, gene function and other fields of interest. MalaCards, the human disease database, contains information relating to a wide array of human diseases and the roles of genes in disease processes. LifeMap Sciences holds the exclusive worldwide license to market GeneCards® and MalaCards from Yeda Research and Development Company Ltd., the commercial arm of the Weizmann Institute of Science.

“One of the biggest limitations on using next-generation sequencing in clinical settings is the ability to effectively translate raw sequence data into medically meaningful results,” said Kevin Haar, CEO of Appistry. “To realize the promise of personalized medicine, organizations need to scale their bioinformatics pipelines to handle thousands of patient cases, while also providing information physicians can act on. Our partnership with LifeMap enables medical researchers to extend their analytic processes to deliver a better understanding of the biological pathways and disease states associated with genetic samples.”

“We expect LifeMap Sciences to be the leading source of gene and disease information for clinicians and patients in the rapidly growing fields of molecular diagnostics, prevention and personalized medicine,” said David Warshawsky, Ph.D., CEO of LifeMap. “The combination of GeneCards® and MalaCards comprehensive gene and disease related knowledge with the end-to-end NGS analysis workflow offered by Appistry will greatly enhance the potential for improved diagnosis, prevention, and treatment of devastating conditions.”

About Appistry

Appistry (www.appistry.com) orchestrates solutions to big data problems, and since 2001, the company’s fabric technology has empowered organizations and researchers to transform vast data into actionable intelligence. Appistry weaves together high-performance computing and analytics to provide the throughput and scale required for diverse applications—from discovering new medical therapies to delivering overnight packages, gaining clarity from financial transactions, or deciphering military satellite images. In 2012, Appistry was selected by the Broad Institute as the exclusive distributor of the GATK for use in for-profit settings.

About LifeMap Sciences, Inc.

LifeMap Sciences’ (www.lifemapsc.com) core technology and business is based on its integrated database suite, the discovery platform for biomedical and stem cell research. This platform includes GeneCards®, the leading human gene database; LifeMap Discovery™, the database of embryonic development, stem cell research and regenerative medicine; and MalaCards, the human disease database. According to Google Analytics, the sites have generated more than 2,000,000 unique visitors with more than 13,000,000 page views in the past 12 months. LifeMap Sciences also markets PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products.

In addition to database offerings, LifeMap Sciences is BioTime’s principal marketing subsidiary for research products, including PureStem™ human progenitor cell lines, GMP human embryonic stem (hES) cell lines, ESpan™ growth media for progenitor cell lines, and cell differentiation media for non-therapeutic uses, via its LifeMap BioReagents™ portal. LifeMap Sciences utilizes its databases as part of its online marketing strategy to reach life sciences researchers at biotech and pharmaceutical companies and at academic institutions and research hospitals worldwide.

In a therapeutic discovery collaboration with BioTime, LifeMap’s scientists utilize LifeMap’s proprietary platform, including LifeMap Discovery™, its stem cell database along with the GeneCards® and MalaCards integrated database suite, to aid in the development of BioTime’s proprietary PureStem™ human progenitor cell lines into products for the treatment of human diseases, especially degenerative diseases that might be treatable with cell replacement therapies. The LifeMap Discovery™ platform will be used to select the progenitor cell lines that are most likely to be useful in developing cell-based regenerative medicine therapies for a wide range of diseases.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is enhanced through subsidiaries focused on specific fields of application. BioTime develops and markets research products in the fields of stem cells and regenerative medicine, including a wide array of proprietary PureStem™ cell lines, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (formerly known as HyStem®-Rx), a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including the diagnostic product PanC-Dx™ currently being developed for the detection of cancer in blood samples. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's subsidiary LifeMap Sciences, Inc. markets GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery™ database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database. LifeMap Sciences also markets BioTime research products and PanDaTox, an innovative, recently developed, searchable database that can aid in the discovery of new antibiotics and biotechnologically beneficial products. Asterias Biotherapeutics, Inc. is a new subsidiary being used to acquire the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements. Additional information about BioTime can be found on the web at www.biotimeinc.com.

About the Weizmann Institute of Science and GeneCards

The Weizmann Institute of Science in Rehovot, Israel, is one of the world's top-ranking multidisciplinary research institutions. Noted for its wide-ranging exploration of the natural and exact sciences, the Institute is home to 2,700 scientists, postdoctoral fellows, Ph.D. and M.Sc. students, and scientific, technical and administrative staff. In addition, visiting scientists and their families – over 500 from 35 countries in 2010 are regularly hosted at the Institute. The Institute was founded in 1934 following a donation to Dr. Chaim Weizmann, a noted biochemist and biotechnologist, who envisioned the establishment of a world-class scientific research center in Israel, and later also became the first President of the State of Israel. Weizmann Institute’s Feinberg Graduate School was established in 1958, where about 1000 M.Sc. and Ph.D. students are enrolled in studies covering the Institute’s 18 departments, which are grouped into five faculties: Biochemistry, Biology, Chemistry, Physics, and Mathematics and Computer Science. The Institute’s technology transfer arm, Yeda Research and Development Co. was the first company of its kind in Israel, and is currently one of the most successful worldwide. Institute research efforts include the search for new ways of fighting disease and hunger, examining leading questions in mathematics and computer science, probing the physics of matter and the universe, creating novel materials and developing new strategies for protecting the environment. Particular excellence in bioinformatics and systems biology is manifested, among others, in the GeneCards project, initiated in 1996, under the leadership of Prof. Doron Lancet of the Dept. of Molecular Genetics, Head of the Crown Human Genome Center. A team of 10 led by Marilyn Safran continuously innovates and keeps GeneCards as a world-top human gene compendium, automatically mining and integrating 100 worldwide web resources.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
pgarcia@biotimemail.com
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
LifeMap Sciences, Inc.
Kenneth Elsner, 781-826-7719
COO
ke@lifemapsc.com